EXHIBIT 99.1

JOINT FILER INFORMATION
Title of Non-Derivative Securities: Common Stock
Issuer & Ticker Symbol: KaloBios Pharmaceuticals, Inc. (KBIO)
Date of earliest transaction required to be reported: February 5, 2013

Designated Filer:
Lehman Brothers Holdings Inc.
1271 Avenue of the Americas
New York, NY 10020

Other Joint Filer Information:

Lehman ALI Inc., a Delaware corporation, a direct wholly-owned subsidiary of Lehman Brothers Holdings Inc. and direct 100% parent of LB I Group Inc.
1271 Avenue of the Americas
New York, NY 10020
Relationship of Joint Filer to Issuer:  Former 10% Owner
Ownership Form:  Indirect

LB I Group Inc., a Delaware corporation, a direct wholly-owned subsidiary of Lehman ALI Inc.
1271 Avenue of the Americas
New York, NY 10020
Relationship of Joint Filer to Issuer:  Former 10% Owner
Ownership Form:  Direct

Signatures of Joint Filers:

LEHMAN ALI INC.

By:	/s/ John Suckow
Name:	John Suckow
Title:	President and Chief Operating Officer

LB I GROUP INC.

By:	/s/ John Suckow
Name:	John Suckow
Title:	President and Chief Operating Officer

Date: February 7, 2013